CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions, "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" and to the incorporation by reference of our report dated September 8, 2006 for the European Focus Fund, Global Technology Fund, International Opportunities Fund, Japan-Asia Focus Fund, Worldwide Income Fund, and US Focus Fund comprising the Henderson Global Funds in the related Prospectuses and Statement of Additional Information and in the Registration Statement (Form N-1A) of the Henderson Global Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 21 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-62270) and in this Amendment No. 23 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-10399).



                                                           /s/ ERNST & YOUNG LLP

Chicago, Illinois
November 27, 2006